International Lease Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		7
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			June 23, 2003
Trade Date:	06/23/03		Issue Date:	06/26/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EAS5	2.45%	12/15/06	Monthly	07/15/03	No	N/A
45974EAT3	2.85%	12/15/07	Semi-Annual	12/15/03	No	N/A
45974EAU0	3.20%	12/15/08	Quarterly	09/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EAS5	$7,847,000	100%	0.70%	$7,792,071.00	$1.50	Yes	No	N/A
45974EAT3	$4,375,000	100%	0.85%	$4,337,812.50	$1.50	Yes	No	N/A
45974EAU0	$5,091,000	100%	1.00%	$5,040,090.00	$1.75	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.